UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2019

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code   (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	STZ	New York Stock Exchange
Class B Common Stock	STZ.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events.

As previously disclosed, on April 3, 2019, Constellation Brands, Inc. (“Constellation”) and E. & J. Gallo Winery (“Gallo”) entered into an Asset Purchase agreement (the “Asset Purchase Agreement”), pursuant to which Gallo agreed to acquire a portion of Constellation’s wine and spirits business (the “Transaction”). The Transaction is subject to regulatory approval and other customary and routine closing conditions.

Constellation and Gallo filed notification and report forms in connection with the Transaction as contemplated by the Asset Purchase Agreement with the U.S. Department of Justice (“DOJ”) and the U.S. Federal Trade Commission (“FTC”) pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”) on April 17, 2019. On May 17, 2019, Constellation and Gallo each received a request for additional information and documentary material (the “Second Request”) from the FTC in connection with review of the transactions contemplated by the Asset Purchase Agreement.

Issuance of the Second Request extends the waiting period under the HSR Act until 30 days after both Constellation and Gallo have substantially complied with the Second Request or such later time as the parties may agree with the FTC, unless the waiting period is terminated by the FTC. Consequently, Constellation no longer expects the Transaction to be completed in the first quarter of its 2020 fiscal year and now expects the Transaction will be completed in the second half of calendar year 2019. Constellation previously provided certain guidance regarding fiscal year 2020 assuming the Transaction would be completed at the end of its first quarter. Investors should not rely on that prior guidance. Constellation expects to update its guidance at a future date when and if it has more information regarding these matters.

Constellation will continue operating its entire wine and spirits business in the normal course until the Transaction closes.

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Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, prospects, and plans and objectives of management, as well as information concerning third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements.

The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such results will in fact occur or will occur on the timetable contemplated hereby. All forward-looking statements speak only as of the date of this report and Constellation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Transaction between Constellation and Gallo is subject to the satisfaction of certain closing conditions, including receipt of required regulatory approval. There can be no assurance that the Transaction between Constellation and Gallo will be completed or will be completed on the terms and timetable contemplated hereby.

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this report are subject to other risks and uncertainties, including completion of the Transaction by the expected completion date and on the expected terms and conditions; the accuracy of all projections; the receipt of regulatory approvals; and other factors and uncertainties disclosed from time-to-time in Constellation’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2019, which could cause actual future performance to differ from current expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2019	CONSTELLATION BRANDS, INC.

	By:	/s/ David Klein
David Klein
Executive Vice President and Chief Financial Officer